SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Featherlite, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FEATHERLITE, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

June 10, 2005

The Annual Meeting of Shareholders of Featherlite, Inc. will be held at the Cresco Country Club, 22006 115th Street, Cresco, Iowa, on Friday, June 10, 2005, at 9:00 a.m. (Central Daylight Time), for the following purposes:

1.	To set the number of members of the Board of Directors at seven (7) for the ensuing year.

2.	To elect directors of the Company for the ensuing year.

3.	To take action upon any other business that may properly come before the meeting or any postponement or adjournment thereof.

Only shareholders of record shown on the books of the Company at the close of business on April 12, 2005 will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share of common stock on all matters to be voted on at the annual meeting.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please promptly submit your proxy as soon as possible. Your cooperation in promptly signing and returning the proxy will help avoid further solicitation expense to the Company.

This notice, the Proxy Statement and the enclosed proxy are sent to you by order of the Board of Directors.

Gary H. Ihrke,
Secretary

Dated: April 29, 2005

   Cresco, Iowa

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY SUBMIT YOUR PROXY.

FEATHERLITE, INC.

PROXY STATEMENT

For

Annual Meeting of Shareholders

To Be Held

June 10, 2005

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors (the “Board of Directors”) of Featherlite, Inc., a Minnesota corporation (the “Company”), to holders of the Company’s common stock in connection with a solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held on June 10, 2005, and at any postponement or adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The Company expects that this Proxy Statement and the accompanying materials will first be mailed to shareholders on or about April 29, 2005.

If your shares of common stock are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the internet or telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the internet or telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy will provide instructions. If your voting form does not refer to internet or telephone information, please complete and return the paper proxy card in the postage paid envelope provided.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later-dated proxy via the Internet or via telephone (if proxy contains instructions for voting via the Internet or telephone) or by mail, by delivering written notice of the revocation of the proxy to the Company’s Secretary prior to the annual meeting, or by attending and voting at the annual meeting. Attendance at the annual meeting, in and of itself, will not constitute a revocation of a proxy. The shares represented by a proxy will be voted in accordance with the shareholder’s directions if the proxy is duly submitted and not validly revoked prior to the annual meeting. If no directions are specified on a duly submitted proxy, the shares will be voted, in accordance with the recommendations of the Board of Directors, FOR approval of the number of directors to be set at seven, FOR the election of the directors nominated by the Board of Directors, and in accordance with the discretion of the persons appointed as proxies on any other matters properly brought before the annual meeting and any all postponements or adjournments thereof.

If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a “non-vote” proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

The cost of soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, will be borne by the Company. The Company will also request brokerage firms, banks, nominees, custodians and other fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date, and will provide for reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies personally or by the Internet, telephone or facsimile.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed April 12, 2005, as the record date for determining shareholders entitled to vote at the annual meeting. Persons who were not shareholders on such date will not be allowed to vote at the annual meeting. At the close of business on April 12, 2005, 7,270,551 shares of the Company’s common stock were issued and outstanding. Such common stock is the only outstanding class of stock of the Company. Each share of common stock is entitled to one vote on each matter to be voted upon at the annual meeting. Holders of the common stock are not entitled to cumulative voting rights.

On April 9, 2005, the Board of Directors approved a three-for-two split of the Company’s common stock with a proportional increase in the number of issued and outstanding shares. Each Featherlite shareholder of record as of the close of business on April 22, 2005 will be entitled to participate in the split effective as of the close of business on May 4, 2005. This will have no impact on the number of shares voted upon at the annual meeting on June 10, 2005, which are determined as of the close of business on April 12, 2005.

PRINCIPAL SHAREHOLDERS

The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company’s outstanding common stock as of April 12, 2005:

Name and Address of Beneficial Owner	Amount and Nature of Shares Beneficially Owned(1)(2)	Percent of Class
Conrad D. Clement(3)	1,680,000	22.9%
Tracy J. Clement(3)	1,030,000	14.1%
Larry D. Clement(3)	1,000,000	13.8%
Eric P. Clement(3)	442,000	6.0%
Bulk Resources, Inc.(4)	811,314	10.9%

(1)	The above beneficial ownership information is determined in accordance with Rule 13d-3 under the Securities Exchange Act, as required for purposes of this Proxy Statement. Accordingly, it includes shares of common stock that are issuable upon the exercise of stock options exercisable within 60 days of April 12, 2005. Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes. Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power with respect to identified shares.

(2)	See Note (2) below with respect to the number of shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of April 12, 2005, or within sixty days of such date.

(3)	Address: Highways 63 and 9, P.O. Box 320, Cresco, Iowa 54136.

(4)	Includes a warrant to purchase 150,000 shares at $2.00 per share at anytime before January 31, 2007. The address for Bulk Resources, Inc. is P.O. Box 50401, Henderson, NV 89016.

MANAGEMENT SHAREHOLDINGS

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of April 12, 2005, by each executive officer of the Company named in the Summary Compensation Table, by each director and director nominee for reelection and by all directors and executive officers (including the named individuals) as a group:

Name of Director or Officer or Identity of Group	Number of Shares Beneficially Owned(1)		Outstanding Options(2)	Percent of Class(3)
Conrad D. Clement	1,680,000		80,000	22.9%
Tracy J. Clement	1,030,000		30,000	14.1%
Eric P. Clement	442,000		42,000	6.0%
Jeffery A. Mason	162,000		152,000	2.2%
Gary H. Ihrke	152,000		152,000	2.0%
James S. Wooley	50,000		50,000	*
Thomas J. Winkel	20,000	(4)	18,000	*
Charles A. Elliott	27,000	(4)	18,000	*
Kenneth D. Larson	43,500	(4)(5)	18,000	*
Terry E. Branstad	3,000	(4)	3,000	*
Officers and Directors as a group (11 Persons)	4,609,500		563,000	58.8%

*	Less than 1%

(1)	See Note (1) to preceding table.

(2)	Shares deemed beneficially owned by virtue of the right of a person to acquire them as of April 12, 2005, or within sixty days of such date, that are included in this column are included in the total number of shares beneficially owned be each listed person.

(3)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of April 12, 2005, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by the group.

(4)	Does not include 3,000 shares subject to an option that will be granted to and become purchasable by such individual on the date of the annual meeting pursuant to an automatic grant under the Company’s 2004 Equity Incentive Plan.

(5)	Includes 1,000 shares held by Mr. Larson’s wife.

ELECTION OF DIRECTORS

(Proposals #1 and #2)

The Bylaws of the Company provide that the number of directors shall be determined by the shareholders at each annual meeting. The Board of Directors recommends that the number of directors be set at seven for the ensuing year, and that seven directors be elected at the annual meeting to serve until the next annual meeting or until their successors are duly elected and qualified. Under applicable Minnesota law, approval of the proposal to set the number of directors at seven requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the annual meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the annual meeting. The Board of Directors has nominated the seven persons listed below, who were recommended to the Board by the Nominating /Governance Committee in February 2005, for election at the annual meeting.

In the election of directors, each proxy will be voted for each of the nominees listed below unless the proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year or until his successor is duly elected and qualified. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the proxies solicited by the Board of

Directors shall be voted by the proxy representatives for such substitute nominee as is selected by the Board, or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence. The election of each nominee requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the annual meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the annual meeting .

The following table provides certain information with respect to the nominees for director.

Name	Age	Positions Held
Conrad D. Clement	60	President, Chief Executive Officer and Director
Jeffery A. Mason	64	Chief Financial Officer and Director
Tracy J. Clement	38	Executive Vice President and Director
Terry E. Branstad(1)	59	Director
Kenneth D. Larson(1)	64	Director
Thomas J. Winkel(1)(2)	62	Director
Charles A. Elliott(1)	72	Director

(1)	Member of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.

(2)	Audit Committee financial expert.

Conrad D. Clement has been the Chairman, President and Chief Executive Officer and a director of the Company since its inception in 1988. Mr. Clement is also the President and Chief Executive Officer and a director and shareholder of Featherlite Credit Corporation, an affiliate of the Company (“Featherlite Credit”). Mr. Clement is a shareholder of Nevada Coach Partners, LLP, the entity that owns a controlling interest in Universal Luxury Coaches (“ULC”), an entity to which the Company has in the past sold motorcoaches. He is also owner of Valley Trailer Sales, a Featherlite dealer, and an owner of Clement Enterprises and Clement Properties, all affiliates of the Company. Mr. Clement is the brother of Larry D. Clement and the father of Tracy J. Clement and Eric P. Clement. For more information on certain transactions between the Company and affiliates of Mr. Clement, see “Certain Transactions.”

Jeffery A. Mason has been the Chief Financial Officer of the Company since August 1989 and has been a director of the Company since June 1993. Mr. Mason is also an officer of Featherlite Credit. Mr. Mason is also certified public accountant with an inactive status.

Tracy J. Clement has been Executive Vice President and a director of the Company since 1988. Mr. Clement is also an officer and shareholder of Featherlite Credit, and an owner of Valley Trailers, a Featherlite dealer and Clement Properties, all affiliates of the Company. Mr. Clement is a shareholder of Nevada Coach Partners, LLP, the entity that owns a controlling interest in ULC. For more information on certain transactions between the Company and affiliates of Mr. Clement, see “Certain Transactions.”

Thomas J. Winkel has been a director since April 1994. Since January 1994, Mr. Winkel has been a management and financial consultant and private investor. From 1990 to 1994, Mr. Winkel was the majority owner, Chairman of the Board, Chief Executive Officer and President of Road Rescue, Inc., a manufacturer of emergency response vehicles. Mr. Winkel is a certified public accountant, and from 1977 to 1990, was a partner in a national accounting firm. Mr. Winkel also is a director of Marten Transport, Ltd., a public company where he serves on the audit, compensation and nominating/corporate governance committees.

Kenneth D. Larson has been a director since August 1994. Mr. Larson is the retired President and COO of Polaris Industries, Inc. Mr. Larson is a director and chairman of Restaurant Technologies, Inc., a private company and a director of Nortech Systems Inc., a public company where he serves on the audit and compensation committees. Mr. Larson is also a director of Bellacor.com, Inc., a private company.

Terry E. Branstad has been a director since 1999 and served as governor of the state of Iowa from January of 1983 to January of 1999. Governor Branstad is an attorney-at-law and since August of 2003 has been the President of Des Moines University. He serves as a director of the Iowa Health System, and Liberty Bank FSB, both private organizations and is a public member of the American Institute of Certified Public Accountants Board.

Charles A. Elliott has been a director of the Company since 2000, joined Crenlo, Inc., a manufacturer of cabs and ROPS for agricultural and construction equipment, in 1951 and was named President, Chief Executive Officer and Chairman in 1985, a position held until October 1999 when the Company was sold. Mr. Elliott currently serves as an advisory board member and trustee for several private companies and organizations.

The Board recommends that you vote FOR Proposals # 1 and # 2.

CORPORATE GOVERNANCE

Corporate Governance

The Board of Directors believes that sound corporate governance practices and policies provide an important framework to assist it in fulfilling its fiduciary responsibilities to its shareholders. The Board adopted an Audit Committee Charter, a Compensation Committee Charter, Corporate Governance Principles, a Nominating/Corporate Governance Committee Charter, a Code of Ethics for Senior Financial Management and a Code of Ethics and Business Conduct applicable to all directors, officers and employees. All of these documents are available on the Company’s website at www.fthr.com. The information contained in or connected to our website is not incorporated by reference into or considered a part of this Proxy Statement.

Corporate Governance Principles

The Company’s Corporate Governance Principles provide guidelines which govern the qualifications and conduct of the Board of Directors. We believe these principles are consistent with the corporate governance requirements of the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on the Nasdaq SmallCap Market. The Company’s Corporate Governance Principles address, among other matters, the following:

•	regular meetings of the Board of Directors;

•	conduct of Board meetings;

•	regular meetings of independent directors;

•	director access to executive officers and employees;

•	the composition, membership and selection of the Board of Directors;

•	the evaluation of the performance of the Board of Directors and its committees;

•	the organization and basic function of Board committees;

•	the evaluation of the performance of the Chairman of the Board and Chief Executive Officer; and

•	stockholder communications with directors.

Code of Ethics for Senior Financial Management

The Company has adopted the Featherlite Code of Ethics for Senior Financial Management (the “Code of Ethics”), a code of ethics that applies to members of senior financial management, including the Company’s Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Corporate and Division Controllers and other employees performing similar functions who have been identified by the Chief Executive Officer, and meets the requirements of the Securities and Exchange Commission. The Featherlite Code of Ethics for Senior Financial Management is available on the Company’s website at www.fthr.com. If the Board makes any substantive amendments to the Code of Ethics or grants any waiver, including any implicit waiver from a provision of the Code of Ethics, the nature of such amendments or waiver will be disclosed on the Company’s website or in a report on Form 8-K.

Code of Ethics and Business Conduct

The Company has adopted the Featherlite Code of Ethics and Business Conduct (the “Code of Conduct”), a code of conduct that applies to all of our directors, officers and employees, including senior financial management. The Code of Conduct is intended to promote honest and ethical conduct and to provide guidance for the appropriate handling of various business situations. The Code of Conduct addresses, among other matters, legal and regulatory compliance, insider trading, confidentiality, conflicts of interest, competition and fair dealing, financial reporting and record-keeping, protection and proper use of company assets, and the reporting of illegal or unethical behavior. Employees may anonymously report possible violations of the Code of Ethics Conduct via a toll free telephone number, which is 1-800-826-6762. Waivers of the Code of Conduct for officers and directors may be made only by the Board of Directors and will be promptly disclosed if and as required by law or Nasdaq listing requirements.

Communications with the Board

Shareholders may communicate directly with the Board of Directors. All communications regarding general matters should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the complete Board of Directors or for outside directors only. If no such designation is made, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:

Corporate Secretary		Corporate Secretary
Attention: Board of Directors		Attention: Outside Directors
Featherlite, Inc.		Featherlite, Inc.
P.O. Box 320	or	P.O. Box 320
Hwys. 63 and 9		Hwys. 63 and 9
Cresco, Iowa 52136		Cresco, Iowa 52136

As discussed more below, the Company’s Nominating/Corporate Governance committee will also review and evaluate materials submitted to it by shareholders.

Director Attendance at Annual Meetings

Directors’ attendance at annual meetings can provide shareholders with an opportunity to communicate with directors about issues affecting the Company. The Company does not have a policy regarding director attendance at annual shareholder meetings. Five (5) directors attended the 2004 Annual Meeting of Shareholders.

Majority of Independent Directors; Committees of Independent Directors

The Board of Directors has determined that Messrs. Branstad, Elliott, Larson and Winkel, constituting a majority the Board of Directors, are independent directors in accordance with Nasdaq rules since none of them are believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Messrs. C. Clement, T. Clement and Mason are precluded from being considered independent by Nasdaq rules since they currently serve as executive officers of the Company.

The Company’s Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee. Each member of each of these committees has been determined, in the opinion of the Board of Directors, to be independent in accordance with Nasdaq rules and, with respect to the Audit Committee, Securities and Exchange Commission rules.

Audit Committee

Messrs. Branstad, Elliott, Larson and Winkel currently serve as members of the Audit Committee. This committee met seven times during 2004. The Board has determined that all members of the Audit Committee meet the financial literacy requirements for audit committee members under Nasdaq rules. The Board has also determined that Mr. Winkel qualifies as an “audit committee financial expert” as defined by Securities and Exchange Commission rules. The Company acknowledges that the designation of Mr. Winkel as the audit committee financial expert does not impose on Mr. Winkel any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Winkel as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.

The Audit Committee is responsible for assisting the Board of Directors in satisfying its fiduciary responsibilities for the Company’s accounting, auditing, operating and reporting practices. The Audit Committee oversees the financial reporting process, has the authority to appoint, compensate, retain and oversee the work of the Company’s independent auditors, reviews and pre-approves all audit services and permissible non-audit services performed by the independent auditors, establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters, oversees the establishment and administration of a written code of ethics for senior financial management, reviews and either approves or disapproves of all related party transactions in accordance with formal, written guidelines and principles, and performs other related duties delegated to it by the Board. The responsibilities and functions of the Audit Committee are further described in the Audit Committee Charter (see Appendix) and Audit Committee Report beginning on page 8 of this Proxy Statement.

Compensation Committee

Messrs. Branstad, Elliott, Larson and Winkel currently serve as members of the Compensation Committee. The Compensation Committee met twice during 2004. The Compensation Committee is responsible for establishing the compensation philosophy and policy for the Company’s executive officers and other key employees, which includes reviewing and approving corporate goals and objectives relevant to their compensation, reviewing and evaluating their performance, monitoring the effectiveness of the Company’s benefit plans, recommending to the full Board of Directors the base salaries and executive incentive compensation and stock based plans of its executive officers and other key employees and reviewing the compensation levels of independent directors from time to time. The responsibilities and functions of the Compensation Committee are further described in the Compensation Committee Report beginning on page 9 of this Proxy Statement.

Nominating/Corporate Governance Committee

Messrs. Branstad, Elliott, Larson and Winkel currently serve as members of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee did not meet in fiscal year 2004 but it did meet in February 2005 to recommend seven persons to be nominated as directors by the Board. The Nominating/Corporate Governance Committee is responsible for evaluating and recommending candidates for the Company’s Board of Directors and for evaluating and recommending changes to the Company’s corporate governance profile. The Board of Directors has adopted a Nominating/Corporate Governance Committee Charter, which specifies the composition and responsibilities of the committee. A copy of the Nominating/Corporate Governance Committee Charter is available on the Company’s website, www.fthr.com.

The Nominating/Corporate Governance Committee will consider candidates for nomination as a director recommended by shareholders, directors, third party search firms and other sources. In evaluating director nominees, the Nominating/Corporate Governance Committee considers the following factors and qualifications, among others:

•	the appropriate size and the diversity of the Company’s Board of Directors;

•	the needs of the Board with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with domestic and international business matters;

•	age and legal and regulatory requirements;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Company’s business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating/Corporate Governance Committee will consider the attributes of the candidates and the needs of the board, and will review all candidates in the same manner. The Nominating/Corporate Governance Committee believes that candidates for directors should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 18 years of age, having familiarity with the Company’s business and industry, having high moral character and mature judgment, being able to work collegially with others, and not currently serving on more than three Boards of public companies. The Nominating/Corporate Governance Committee may modify these minimum qualifications from time to time.

A shareholder who wishes to recommend one or more directors must provide a written recommendation to the Chairman of the Nominating/Corporate Governance Committee as the following address.

Featherlite, Inc.

Attn: Chairman, Nominating/Corporate Governance Committee

P.O. Box 320

Hwys. 63 and 9

Cresco, Iowa 52136

Notice of a recommendation must include name, address and telephone number of the shareholder and the class and number of shares such shareholder owns. With respect to the nominee, the shareholder should include the nominee’s name, age, business address, residence address, current principal occupation, five year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the nominee, whether such nominee can read and understand basic financial statements, and Board membership, if any.

The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. The Company may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

Executive Sessions of Independent Directors

The independent directors of the Board meet separately as a group at the beginning of each regularly scheduled Board meeting or, as an alternative, at the beginning of any committee meeting if all of the independent directors serve on such committee. A chairman will be selected by the independent directors and will assume the responsibility of chairing the regularly scheduled meetings of independent directors and bear such further responsibilities that the independent directors as a whole might designate from time to time with respect to the topic discussed at such meeting.

Committee and Board Meetings

During fiscal 2004, the Board of Directors held four regular meetings and had no special meetings. Each director attended all of the meetings of the Board and of committees of which he was a member.

Directors’ Fees

In 2005, directors who are not employees of the Company will be paid an annual retainer of $20,000 plus $1,000 for each board meeting attended and $750 for each committee meeting attended on days other than when a Board meeting is held. Directors who chair committees will receive an additional fee as follows: audit committee- $18,000; compensation committee- $5,000, nominating/corporate governance committee- $2,000. In 2004, directors who were not employees of the Company were compensated at the rate of $4,000 for each quarterly Board meeting attended, including two committee meetings per year, $2,000 for each special Board or committee meeting as required, plus $1,000 per quarter. The Chairman of the Audit Committee received additional compensation of $4,500 per quarter because of the oversight responsibilities of this committee. In addition, pursuant to the Company’s proposed 2004 Equity Incentive Plan, non-employee directors will receive automatic grants of nonqualified stock options to purchase 3,000 shares upon their initial election to the Board and upon their re-election by the shareholders. The exercise price shall be 100% of the common stock’s current fair market value as of the date of grant. Each nonqualified stock option granted to non-employee directors shall be immediately exercisable and shall expire at the end of the ten year period from the date of grant.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of four directors and acts under a written charter adopted and approved by the Board of Directors. The Audit Committee Charter was updated and amended in February 2005 and a copy is included as Appendix A to this Proxy Statement. All members of the Audit Committee meet the SEC and the Nasdaq Stock Market definitions of independence and financial literacy for audit committee members. The Audit Committee will periodically review the Audit Committee Charter in light of new developments and may make additional recommendations to the Board of Directors for further revision of the Audit Committee Charter to reflect evolving best practices and changes in applicable laws and regulations.

Management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting processes, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditor, Deloitte & Touche, is responsible for performing an independent audit of the Company’s annual consolidated financial statements in accordance with generally accepted auditing standards and to issue their report thereon. Deloitte & Touche also reviews the Company’s interim financial statements in accordance with Statement on Auditing Standards No. 100 (interim financial information). The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and Deloitte & Touche the audited financial statements, including Management’s Discussion and Analysis, included in our Company’s Annual Report on Form 10-K and the results of Deloitte & Touche’s review of the Company’s interim financial statements. These reviews included a discussion of:

•	critical accounting policies of the Company;

•	the reasonableness of significant financial reporting judgments made in connection with the financial statements, including the quality (and not just the acceptability) of the Company’s accounting principles;

•	the clarity and completeness of financial disclosures;

•	the adequacy of internal controls that could have a material effect on the accuracy of the Company’s financial statements and any material changes in the Company’s internal control over financial reporting;

•	the annual management letter issued by Deloitte & Touche, management’s response thereto and other material written communications between management and Deloitte & Touche; and

•	the potential effects of regulatory and accounting initiatives on the Company’s financial statements.

In connection with its audit of the Company’s annual consolidated financial statements, the Audit Committee also discussed with Deloitte & Touche other matters required to be discussed with the auditors under Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and, with and without management present, reviewed and discussed the results of Deloitte & Touche’s audit of the Company’s annual consolidated financial statements.

The Audit Committee also received from Deloitte & Touche the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte & Touche its independence from management and Featherlite, Inc., including a consideration of the compatibility of non-audit services with its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Thomas J. Winkel, Chair
Terry E. Branstad
Charles A. Elliott
Kenneth D. Larson

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Compensation Committee Interlocks and Insider Participation. During fiscal 2004, the Compensation Committee of the Board of Directors of the Company was composed of directors Thomas J. Winkel, Charles A. Elliott, Kenneth D. Larson and Terry E. Branstad. None of the members of the Committee is or ever has been an employee or an officer of the Company and none is affiliated with any entity (other than the Company) with which an executive officer of the Company is affiliated.

Compensation Plan. The executive compensation plan adopted by the Compensation Committee is comprised of base salaries, annual performance bonuses, long-term incentive compensation in the form of stock options, and various benefits in which all qualified employees of the Company participate. In addition, the Compensation Committee from time to time may award special cash bonuses or stock options related to non-recurring, extraordinary performance.

The Compensation Committee adopted an approach of paying annual base salaries which are on the moderate side of being competitive in its industry, taking into account particular positive and negative aspects of the Company’s location in rural Iowa, and of awarding performance bonuses in cash based on achievement of specific annual goals. The goals are established annually by the Compensation Committee. Options are currently being determined on an individual basis.

Generally, if the Company achieves its earnings per share goal and also one or more of its income before taxes and return on assets objectives for the year, each executive officer will accrue a bonus that is equal to 65 percent of the officer’s base pay (85 percent for the chief executive officer (CEO)). If the Company’s performance achieves the earnings per share goal and is no more than 10 percent below its other objectives, each officer will accrue a bonus equal to 32.5 percent of base pay (42.5 percent for CEO). If the Company’s performance is more than 100 percent or more of each objective to a maximum of 200%, each officer may accrue a bonus of up to 130 percent of base pay (170 percent for CEO). Bonuses are prorated for Company performance that falls between these achievement percentages. Each of the objectives other than earnings per share is weighted as a percentage of the total and may be achieved on a stand-alone basis. There is a minimum income before tax goal that must be achieved for any bonus to be earned regardless of the achievement of the other goals. Bonuses are paid in the calendar year following the year in which they are earned by the officers.

In 2004, the Company exceeded the minimum earnings goal, achieved 126 percent of the income before tax goal and 135 percent of the return on assets goal and, therefore, bonuses in the amount of $998,959 were earned by the executive officers as follows: Conrad Clement- $407,300; Tracy Clement- $198,112, Jeffery Mason, Gary Ihrke and Eric Clement-$131,833 each. These bonuses were paid in 2005.

Compensation in 2004 and 2005. In 2004, there were no increases in base salaries of executive officers. In 2005, the base salaries were increase by 5%, except for Eric Clement, who was promoted to the position Vice President & General Manager, Trailer Division and his salary was increased from $149,940 to $190,000. For 2005, base annual salaries for executive officers named in the compensation table below, except for Conrad D. Clement, are as follows: Tracy J. Clement - $237,762; Jeffery A. Mason - $157,437; Gary Ihrke - $157,437; Eric Clement - $190,000 and James S. Wooley- $218,400.

Chief Executive Officer Compensation. Conrad D. Clement served as the Company’s Chief Executive Officer in 2004. His annual base compensation in 2004 was $356,000. He earned a bonus of $407,300 under the compensation plan in 2004. For 2005, the Compensation Committee increased his annual salary by 5% to $373,800 and he is eligible for a cash bonus of up to 85 percent of base salary (170 percent if 200 percent of all defined performance objectives are achieved) on the same basis as other officers as described above.

Compensation Committee
Kenneth D. Larson (Chair)
Thomas J. Winkel
Terry E. Branstad
Charles A. Elliott

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during each of the Company’s last three fiscal years to the Company’s Chief Executive Officer and each of the most highly compensated executive officers who received total salary and bonus in excess of $100,000 for 2004:

		Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(4)	Bonus ($)	Other(1)	Securities Underlying Options/ SARs(#)		All Other Compesation ($)
Conrad D. Clement, President and Chief Executive Officer	2004 2003 2002	340,000 355,692 322,092	-0- -0- -0-	10,067 8,767 10,837	-0- -0- 50,000(3)		16,000 14,000 12,000	(2)

Tracy J. Clement, Executive Vice President	2004 2003 2002	213,440 223,149 201,505	-0- -0- -0-	11,574 253 253	-0- -0- -0-		13,000 12,000 11,000	(2)

James S. Wooley, Vice President & President, Luxury Coach Division	2004 2003 2002	208,000 216,000 184,500	-0- -0- 4,000	253 253 253	-0- -0- -0-		-0- -0- -0-

Eric P. Clement, Vice President & General Manger, Trailer Division	2004 2003 2002	140,943 145,745 123,597	-0- -0- -0-	6,857 3,932 8,632	0 0 12,000	(3)	8,997 9,303 7,889	(2)

Jeffery A. Mason, Chief Financial Officer	2004 2003 2002	137,944 144,288 131,270	-0- -0- -0-	4,700 6,047 4,745	-0- -0- 112,000	(3)	11,996 11,419 9,443	(2)

Gary H. Ihrke, Vice President of Operations & Secretary	2004 2003 2002	137,944 144,288 131,270	-0- -0- -0-	253 51 253	-0- -0- 112,000	(3)	11,996 11,419 9,443	(2)

(1)	Related to automobiles and other fringe benefits.

(2)	Company contribution to 401(k) Plan.

(3)	Shares issued as the result of a Board of Directors authorized voluntary cancellation of previously issued options in exchange for agreement to reissue the options cancelled six months and 1 day after cancellation at the closing market price on that date.

(4)	Salary reflects cash payments received in fiscal year and reported on W-2. The year 2003 included one extra bi-weekly pay period.

Option/SAR Grants During 2004 Fiscal Year

There were no options/SAR grants to executive officers during fiscal year 2004.

Option/SAR Exercises During 2004 Fiscal Year and Fiscal Year End Option/SAR Values

The following table provides information related to options exercised by the named executive officers during the 2004 fiscal year and the number and value of options held at fiscal year end:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1) Exercisable/ Unexercisable
Conrad D. Clement	-0-	-0-	80,000/0	$231,938/0
Tracy J. Clement	-0-	-0-	30,000/0	$71,438/0
Jeffery A. Mason	-0-	-0-	152,000/0	$485,180/0
Gary H. Ihrke	-0-	-0-	152,000/0	$485,180/0
Eric P. Clement	-0-	-0-	42,000/0	$119,805/0
James S. Wooley	-0-	-0-	40,000/10,000	$105,500/26,375

(1)	Based on the difference between $5.20 (the closing price of the Company’s common stock on December 31, 2004 as reported by Nasdaq) and the option exercise price.

Equity Compensation Plans

The following table provides information as of December 31, 2004 about the Company’s equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	759,800	$2.37	588,000
Equity compensation plans not approved by security holders	None	None	None
TOTAL	759,800	$2.37	588,000

Stock Performance Chart

The following chart compares the cumulative total shareholder return on the Company’s common stock with the S&P 500 Index and an index of peer companies selected by the Company (the “Peer Group Index”). The comparison assumes $100 was invested on December 31, 1998 in the Company’s common stock and in each of the foregoing indices and assumes reinvestment of dividends.

The Peer Group Index includes the following companies: Arctco, Inc., Harley Davidson, Inc., Miller Industries, Inc., Polaris Industries, Inc., Spartan Motors, Inc., Dorsey Trailers, Inc. and Wabash National Corp.

CERTAIN TRANSACTIONS

Featherlite Credit Corporation (or Featherlite Credit), which provides retail financing to customers of the Company’s dealers, is wholly-owned by the following officers, directors and shareholders of the Company: Conrad D. Clement (40%), Tracy J. Clement (25%), Larry D. Clement (25%), and Eric P. Clement (10%). Featherlite Credit leases trailers and coaches to outside parties under operating leases with terms varying from three to six years. It also provides installment contract financing to customers of Featherlite dealers. Featherlite Credit buys trailers and coaches from Featherlite dealers and in some cases, directly from the Company at normal selling prices and pays for the trailers at the time the lease or installment contract is signed. Aggregate trailer and coach sales of $2.2 million, $2.4 million and $530,000 were made by the Company to Featherlite Credit in 2004, 2003 and 2002, respectively. The Company also sold for Featherlite Credit coaches and trailers that had been returned from expired Featherlite Credit leases for $575,000, $947,000 and $530,000 in 2004, 2003 and 2002, respectively. Featherlite Credit was not indebted to the Company for transactions related to such sales at December 31, 2004.

Clement Motors (formerly Clement Auto and Truck, Inc.), which is wholly-owned by Larry D. Clement, is an authorized FEATHERLITE® dealer located in Bondurant, Iowa. Sales to this dealership were $1.2 million, $1.1 million and $1.1 million in 2004, 2003 and 2002, respectively. All such sales were on terms and conditions comparable to those available to other Company dealers. Clement Motors was indebted to the Company in the amount of $67,118 for transactions related to such sales at December 31, 2004.

Valley Trailer Sales (“Valley”), which is 65 percent owned by Conrad D. Clement and Tracy J. Clement is a FEATHERLITE® dealer located in Waterloo, Iowa and Rochester, Minnesota. Sales of trailers to Valley were $4.2 million, $2.6 million and $1.8 million in 2004, 2003 and 2002, respectively. All such sales were on terms and conditions comparable to those available to other Company dealers. Valley was indebted to the Company in the amount of $61,485 for transactions related to such sales at December 31, 2004.

In July 1999, the Company renewed for another five years a lease agreement with Conrad D. Clement, Tracy J. Clement and Eric P. Clement, each equal owners of a loader. Aggregate payments under this lease totaled $118,500 over the lease term which ended in 2004. In addition, the Company insured the loader and pays all ordinary maintenance and expenses related to the loader. In 2004, payments under this lease totaled $17,784 for such expenses. All material lease provisions were on terms and conditions comparable to those generally available from independent third party vendors.

In June and October 2000, the Company entered into agreements with Clement Properties, LLC, an entity equally owned by Conrad D. Clement, Tracy J. Clement, and Eric P. Clement, to lease a total of six forklifts for a term of four years which ended in 2004. Aggregate payments under these leases totaled $240,200 during their terms, including $52,045 paid in 2004. In addition, the Company insured the forklifts and paid all ordinary maintenance and operating expenses related to the equipment. In the fourth quarter of 2004, new leases were signed with Clement Properties for eight new forklifts and a new loader for a term of four years. Aggregate payments under these new leases will total $443,800 during their term. All material lease provisions were on terms and conditions comparable to those generally available from independent third party vendors. In 2004, rental payments on the new leases totaled $16,653.

From time to time, the Company leases aircraft owned by Larry D. Clement. Payments for leased aircraft totaled $6,100 in 2004. All material lease provisions were on terms and conditions comparable to those generally available from independent third party vendors.

In 2001, the Company agreed to pay $302,000 to Clement Properties, Inc., an entity owned by Conrad D. Clement, Tracy J. Clement and Eric P. Clement, for costs related to the acquisition and development of land for a sales and service center in Statesville, North Carolina. The Company decided not to lease this property and agreed to pay Clement Properties this amount to be released from this obligation. This amount is being paid in equal monthly installments, without interest, over a three-year period beginning in 2002. In 2004, aggregate payments of $104,672 were made and the payment of this obligation was completed. Clement Properties released the Company from any liabilities related to this project.

In 2003, the Company entered into a Master Sales Agreement with Universal Luxury Coaches (or ULC) under which ULC had the right to purchase from Featherlite up to 20 Featherlite Vantare and Featherlite Vogue motorcoaches over a one-year period at market prices. ULC is controlled by Nevada Coach Partners LLP, which owns 63.25 percent of the common stock of ULC. Nevada Coach Partners is 87.35 percent owned by Conrad Clement (49.4%), Tracy Clement (12.65%), Eric Clement (12.65%), and James Wooley (12.65%), who are majority shareholders and executive officers of the Company. The Company also had agreements with ULC to lease it office space in the Featherlite Sales and Service Center in Sanford, Florida and to perform service work on ULC motorcoaches. During 2004, ULC purchased no motorcoaches from the company and purchased related parts and services in a total aggregate amount of $142,000. At December 31, 2004 the Company had a receivable from ULC for $3,210. In 2004, ULC ceased doing business and the Master Sales Agreement and lease agreements with ULC were terminated.

In 2003, the Company purchased a motorcoach for $600,000 from Clement Enterprises, LLC, a company wholly-owned by Conrad Clement, at its estimated fair market value. This motorcoach was then resold to ULC by the Company for $630,000. In 2004, the Company leased this motorcoach back from ULC under the terms of a ten month operating lease for a total rental payment of $120,000. This motorcoach is being used by an independent third party for sales promotion purposes, for which the Company receives certain sponsor and promotional rights.

INDEPENDENT PUBLIC ACCOUNTANTS

For the years ended December 31, 2004 and 2003 Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) acted as our principal accountant. Representatives of Deloitte and Touche are expected to be present at the annual meeting, will be given an opportunity to make a statement regarding financial and accounting matters if they so desire and will be available to respond to appropriate questions from the Company’s shareholders.

FEES OF INDEPENDENT PUBLIC ACCOUNTANTS

The following table presents the aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2004 and 2003. We believe all services rendered by Deloitte & Touche LLP P were permissible under applicable laws and regulations.

Pursuant to its written charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent accountant in order to assure that the provision of such services does not impair the accountant’s independence. Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved costs levels will require specific pre-approval by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different term. The Audit Committee retains the right to periodically revise the nature of pre-approved services.

As part of the Company’s annual engagement agreement with its independent accountant, the Audit Committee has pre-approved the following audit services to be provided by the independent accountant: statutory and financial audits for the Company, audit services associated with SEC registration statements, periodic reports and other documents filed with the SEC, production of other documents issued by the independent accountant in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters. The Audit Committee also pre-approved the audit of its employee benefit plan and Sarbanes-Oxley Act advisory services as audit-related services, and has given its independent accountant pre-approval for U.S. federal, state, and local tax compliance and consulting services.

	Aggregate Amount Billed by Deloitte & Touche LLP ($)
Services Rendered	2004	2003
Audit Fees (1)	$299,041	$133,750
Audit-Related Fees (2)	13,250	8,700
Tax Fees (3)	53,850	38,075
All Other Fees	—	—

Total	$366,141	$180,525

(1)	These fees consisted of the annual audit of our financial statements for the applicable fiscal year, and the reviews of our financial statements included in our Form 10-Q’s for the first, second and third quarters of the applicable year as well as additional fees for the 2003 audit billed in 2004. In 2003, these fees also included the review of and consent provided for a Form S-3 registration statement filed in the fourth quarter of 2003.

(2)	These fees related Sarbanes-Oxley Act advisory services in 2004 and for the audit of our 401(k) plan in 2004 And 2003

(3)	These fees related to corporate tax compliance and consulting services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10 percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders (“Insiders”) are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2004 all Section 16(a) filing requirements applicable to Insiders were complied with.

SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2006 annual meeting must be received by the Company at its offices by December 31, 2005 to be considered for inclusion in the Company’s proxy statement and related proxy for the 2006 annual meeting.

Also, if a shareholder proposal intended to be presented at the 2006 annual meeting but not included in the Company’s proxy materials is received by the Company after March 15, 2006, then management named in the Company’s proxy form for the 2006 annual meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting without including information about the proposal in the Company’s proxy materials.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. A copy of the Company’s Form 10-K is also available on the Company’s website, www.fthr.com. The Company will furnish to any shareholder, upon written request, any exhibit described in the list accompanying the Form 10-K upon payment, in advance, of reasonable fees related to the Company’s furnishing such exhibit(s). Any such request should include a representation that the shareholder was the beneficial owner of shares of the Company’s common stock on April 12, 2005, the record date for the annual meeting, and should be directed to Mr. Jeffery Mason, Chief Financial Officer, at the Company’s principal address. No portion of the Form 10-K is incorporated herein or is to be considered proxy soliciting material.

Dated: April 29, 2005

            Cresco, Iowa

APPENDIX TO 2004

PROXY STATEMENT

ANNUAL MEETING JUNE 10, 2005

FEATHERLITE, INC.

AUDIT COMMITTEE CHARTER

Organization

The Audit Committee (the “Committee”) is a standing committee of the Board of Directors (the ”Board”) of Featherlite, Inc. (the “Company”). This Audit Committee Charter shall guide the operations of the Committee.

Statement of Purpose and Policy

The purpose of the Committee shall be to oversee the accounting and financial reporting processes of the Company. In doing so, the Committee will strive to maintain free and open communication between the Committee, the independent auditors, internal audit and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and the power to engage and determine funding for independent counsel or other advisors as the Committee deems necessary for these purposes and with respect to its other duties. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors and all such advisors, as well as for ordinary administration expenses of the Committee that are necessary or appropriate in carrying out its duties.

Composition and Qualifications

The members of the Committee shall be appointed by the Board and shall consist of at least three independent Board directors. Each member of the Committee shall, at the time of his or her appointment, be able to read and understand fundamental financial statements, including the Company’s balance sheet, statement of operations and cash flow statement. In addition, at least one member of the Committee shall be an “audit committee financial expert,” as defined and required under the federal securities laws and rules and regulations of the Securities Exchange Commission (SEC), as amended from time to time.

All Committee members shall meet the independence requirements set forth in the federal securities laws and under the rules and regulations established by the SEC and the Nasdaq Stock Market, as may be amended from time to time.

The Board shall be responsible for determining “independence” of Committee members and qualifications of a member as an “audit committee financial expert.”

The Committee shall meet a minimum of four (4) times per year, either in person or telephonically (if appropriate). Additional meetings will be scheduled as circumstances dictate. The Committee shall require members of management, internal audit, the independent auditors and others to attend meetings and to provide pertinent information, as necessary. As part of its job to foster open communications, the Committee shall meet in separate executive sessions during certain of its meetings with management, internal audit and the independent auditors to discuss any matters that the Committee (or either of the three groups) believes should be discussed in private.

Responsibilities and Processes

In carrying out its responsibilities the Committee shall:

•	Oversee the Company’s accounting and financial reporting process on behalf of the Board and report the results of their activities to the Board.

•	Have sole authority to appoint, compensate, retain, terminate and oversee the work of the Company’s independent auditors. The Company’s independent auditors shall report directly to the Committee.

•	Pre-approve all audit services and permissible non-audit services provided by the independent auditors as required under the federal securities laws and rules and regulations of the SEC, as may be amended from time to time.

•	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including for the confidential, anonymous submission by Company employees of complaints regarding accounting, internal control or auditing matters.

•	Oversee the establishment and administration (including the grant of any waiver from) of a written code of ethics applicable to each of the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

•	Have authority to engage outside advisors and consultants.

•	Have adequate funding for the Committee to perform its obligations and utilize its authority.

•	Review and either approve or disapprove all related party transactions.

•	Oversee the responsibilities of the Company’s internal audit function in accordance with internal audit’s charter as approved by the Committee.

•	Oversee the Company’s systems of internal control over financial reporting, disclosure controls and procedures and compliance with legal and regulatory requirements and ethical standards adopted by the Company.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to react more effectively to changing conditions and circumstances. The Committee shall take the appropriate actions to set the overall corporate “tone” for quality accounting and financial reporting, sound business risk practices and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide, with the understanding that the Committee may supplement them as appropriate. More specifically, the Committee shall:

•	Discuss with the auditors their independence from management and the Company. The Committee shall obtain and review a written statement from the auditors regarding their independence consistent with the Independence Standards Board Statement No. 1 or any successor standard, as either may be amended from time to time.

•	Discuss with internal audit and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In addition, the Committee shall discuss with management, internal audit and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

•	Review the significant reports to management prepared by internal audit, or summaries thereof, and management’s responses and periodically evaluate the performance of the internal audit department.

•	On a periodic basis, but not less than annually, the Committee shall discuss with the independent auditors, reports regarding:

•	the selection of, or any changes in, the Company’s critical accounting policies, and alternative and preferred treatment of financial information under GAAP,

•	the independent auditor’s internal quality-control procedures,

•	any material issues raised by the most recent internal quality-control review or peer review of the independent auditor,

•	any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor,

•	any steps taken to deal with any issues described in the two preceding clauses,

•	all relationships between the independent auditor and the Company, and

•	any issues regarding the Company that the independent auditor discussed with its national office.

•	Prior to release, the Committee shall review all announcements of interim and annual financial results, as well as periodic earnings guidance to be publicly released by the Company, and discuss such announcements with management and the independent auditors. The chair or other designated representative of the Committee may represent the entire Committee for purposes of this review.

•	Review the interim financial statements with management and the independent auditors prior to public release of quarterly results or, if quarterly results are not released, prior to the filing of the Company’s Quarterly Report on Form 10-Q. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair or other designated representative of the Committee may represent the entire Committee for purposes of this review.

•	Review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality, not just acceptability, of critical accounting policies and practices, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. In addition, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including alternative treatments of financial information within generally accepted accounting principles that have been discussed with management. Further, the Committee shall indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company’s Annual Report on Form 10-K and shall review and approve the report of the Committee required to be included in the Company’s annual proxy statement.

•	On a periodic basis, but not less than annually, the Committee shall review and discuss with management, internal audit and the independent auditors the adequacy and effectiveness of the Company’s internal control over financial reporting (including any significant deficiencies or material weaknesses and any significant changes in the Company’s internal control over financial reporting reported to the Committee by the independent auditors, internal audit or management); and any special steps adopted in light of any control deficiencies and the adequacy of disclosures about the effectiveness of and any significant changes in the Company’s internal control over financial reporting.

•	The Committee shall review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any

•	significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

•	Meet separately with the independent auditors, with and without management present, to discuss any significant disagreements between management and the independent auditors in connection with the audit, and any difficulties or problems encountered during the course of the audit (including any restrictions on the scope of work or access to required information) and management’s response thereto. The Committee has the sole authority to resolve disagreements, if any, between management and the independent auditors.

•	In connection with each periodic report of the Company, inquire of management regarding the completion of the evaluation of the effectiveness of the Company’s disclosure controls and procedures required in connection with such report, which may include a review of the report of management included in each Quarterly Report on Form 10-Q and Annual Report on Form 10-K regarding the Company’s disclosure controls and procedures, the certifications of the Chief Executive Officer and Chief Financial Officer included in the Quarterly Report on Form 10-Q and Annual Report on Form 10-K regarding disclosure controls and internal controls, among other items, and the report of management to be included in each Annual Report on Form 10-K regarding the effectiveness of the Company’s internal control structure and procedures for financial reporting.

•	Review and reassess the adequacy of this Charter annually and submit the Charter to the Board for its approval.

It is not the duty or the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

Approved by Featherlite, Inc.

Board of Directors

February 24, 2005

FEATHERLITE, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Conrad D. Clement and Tracy J. Clement, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Featherlite, Inc. registered in the name of the undersigned, at the Annual Meeting of the Shareholders to be held on Friday, June 10, 2005 at 9:00 a.m. Central Daylight Time, at the Cresco Country Club, 22006 115th Street, Cresco, Iowa, and at all postponements and adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

Ú DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED Ú

FEATHERLITE, INC. ANNUAL MEETING

The Board of Directors recommends that you vote “FOR” the following proposals:

1. SET NUMBER OF DIRECTORS AT SEVEN:	☐	FOR	☐	AGAINST	☐	ABSTAIN

2. ELECTION OF DIRECTORS:	1 - Conrad D. Clement 4 – Thomas J. Winkel 7 – Charles A. Elliott	2 - Jeffery A. Mason 5 – Kenneth D. Larson	3 -Tracy J. Clement 6 – Terry E. Branstad	☐	FOR all nominees listed to the left (except as specified below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left.

(Instructions: To withhold authority to vote for any individual nominee, write the number(s)				[			]
of the nominee(s) in the box provided to the right.)				[			]

3. OTHER MATTERS: In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any postponement or adjournment thereof.

Check appropriate box Indicate changes below:				Date	NO. OF SHARES
Address Change?	☐	Name Change?	☐

[ ]

Signature(s) in Box

PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where appropriate, official position or representative capacity. If stock is held in joint tenancy, each joint owner should sign.